SLM Student Loan Trust 2005-4 Quarterly Servicing Report
Report Date: 09/30/2005 Distribution Date: 10/25/2005 Collection Period: 07/01/05-09/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics					06/30/2005	Activity	09/30/2005

A	i	Portfolio Balance				$2,490,091,691.93	($34,942,472.19)	$2,455,149,219.74
	ii	Interest to be Capitalized				2,673,178.61		4,017,243.16

	iii	Total Pool				$2,492,764,870.54		$2,459,166,462.90

	iv	Capitalized Interest				38,000,000.00		38,000,000.00
	v	Add-on Consolidation Loan Account Balance				7,065,610.34		0.00
	vi	Specified Reserve Account Balance				6,231,912.18		6,147,916.16

	vii	Total Adjusted Pool				$2,544,062,393.06		$2,503,314,379.06

B	i	Weighted Average Coupon (WAC)				3.831%		3.827%
	ii	Weighted Average Remaining Term				276.24		274.99
	iii	Number of Loans				142,166		140,682
	iv	Number of Borrowers				85,388		84,302
	v	Aggregate Outstanding Principal Balance — T-Bill				$14,040,537.11		$12,710,261.41
	vi	Aggregate Outstanding Principal Balance — Commercial Paper				$2,478,724,333.43		$2,446,456,201.49

						% of		% of
	Notes			Spread	Balance 7/25/05	O/S Securities	Balance 10/25/05	O/S Securities

C	i	A-1 Notes	78442GPE0	0.010%	$684,272,991.92	26.695%	$646,569,680.93	25.601%
	ii	A-2 Notes	78442GPF7	0.080%	600,000,000.00	23.408%	600,000,000.00	23.757%
	iii	A-3 Notes	78442GPG5	0.120%	735,000,000.00	28.675%	735,000,000.00	29.103%
	iv	A-4 Notes	78442GPH3	0.170%	466,611,000.00	18.204%	466,611,000.00	18.476%
	vii	B Notes	78442GPL4	0.180%	77,369,000.00	3.018%	77,369,000.00	3.063%

	viii	Total Notes			$2,563,252,991.92	100.000%	$2,525,549,680.93	100.000%

	Reserve Account				07/25/2005		10/25/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%

	ii	Specified Reserve Acct Balance ($)			$6,231,912.18		$6,147,916.16
	iii	Reserve Account Floor Balance ($)			$3,773,732.00		$3,773,732.00
	iv	Current Reserve Acct Balance ($)			$6,231,912.18		$6,147,916.16

	Other Accounts				07/25/2005		10/25/2005

E	i	Supplemental Loan Purchase Account			$0.00		$0.00
	ii	Add-on Consolidation Loan Account			$7,065,610.34		$0.00
	iii	Capitalized Interest Account			$38,000,000.00		$38,000,000.00

	Asset/Liability				07/25/2005		10/25/2005

F	i	Total Adjusted Pool			$2,544,062,393.06		$2,503,314,379.06
	ii	Total Outstanding Balance Notes			$2,563,252,991.92		$2,525,549,680.93
	iii	Difference			$(19,190,598.86)		$(22,235,301.87)
	iv	Parity Ratio			0.99251		0.99120

II. 2005-4 Transactions from: 07/01/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$41,090,989.84
	ii	Principal Collections from Guarantor	1,832,577.14
	iii	Principal Reimbursements	841,986.86
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$43,765,553.84

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$2,222.81
	ii	Capitalized Interest	(6,139,806.34)

	iii	Total Non-Cash Principal Activity	$(6,137,583.53)

C	Student Loan Principal Purchases		$(2,685,498.12)

D	Total Student Loan Principal Activity		$34,942,472.19

E	Student Loan Interest Activity
	i	Regular Interest Collections	$15,615,452.28
	ii	Interest Claims Received from Guarantors	22,858.88
	iii	Collection Fees/Returned Items	6,160.80
	iv	Late Fee Reimbursements	166,572.47
	v	Interest Reimbursements	4,532.68
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	6,199,259.62
	viii	Subsidy Payments	511,655.62

	ix	Total Interest Collections	$22,526,492.35

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(584.83)
	ii	Capitalized Interest	6,139,806.34

	iii	Total Non-Cash Interest Adjustments	$6,139,221.51

G	Student Loan Interest Purchases		$0.00

H	Total Student Loan Interest Activity		$28,665,713.86

I	Non-Reimbursable Losses During Collection Period		$0.00

J	Cumulative Non-Reimbursable Losses to Date		$0.00

III. 2005-4 Collection Account Activity 07/01/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$18,210,083.19
	ii	Consolidation Principal Payments	24,713,483.79
	iii	Reimbursements by Seller	1.57
	iv	Borrower Benefits Reimbursements	8,120.68
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	833,864.61

	vii	Total Principal Collections	$43,765,553.84

B	Interest Collections
	i	Interest Payments Received	$22,231,416.38
	ii	Consolidation Interest Payments	117,810.02
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	0.01
	vi	Re-purchased Interest	4,532.67
	vii	Collection Fees/Return Items	6,160.80
	viii	Late Fees	166,572.47

	ix	Total Interest Collections	$22,526,492.35

C	Other Reimbursements		$292,691.43

D	Reserves in Excess of the Requirement		$83,996.02

E	Administrator Account Investment Income		$0.00

F	Investment Earnings for Period in Trust Accounts		$776,443.16

G	Funds borrowed during previous distribution		$0.00

H	Funds borrowed from subsequent distribution		$0.00

I	Excess Transferred from Supplemental Loan Purchase Account		$0.00

J	Excess Transferred from Add-on Consolidation Loan Account		$4,380,112.22

K	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$71,825,289.02

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,068,832.42)
		Consolidation Loan Rebate Fees	$(6,493,374.21)

L	NET AVAILABLE FUNDS		$63,263,082.39

M	Servicing Fees Due for Current Period		$1,026,457.17

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$1,046,457.17

IV. 2005-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	3.805%	3.802%	104,865	98,980	73.762%	70.357%	$1,714,051,518.54	$1,622,631,736.01	68.835%	66.091%
31-60 Days Delinquent	4.241%	4.065%	3,870	3,582	2.722%	2.546%	56,953,492.43	53,050,424.65	2.287%	2.161%
61-90 Days Delinquent	4.143%	4.085%	5,555	1,666	3.907%	1.184%	75,091,217.65	23,840,160.77	3.016%	0.971%
91-120 Days Delinquent	4.137%	4.079%	2,021	1,014	1.422%	0.721%	28,462,315.03	13,713,701.81	1.143%	0.559%
> 120 Days Delinquent	4.171%	4.236%	1,388	3,726	0.976%	2.649%	17,053,389.85	46,789,428.79	0.685%	1.906%

Deferment
Current	3.523%	3.538%	11,505	14,018	8.093%	9.964%	288,198,794.93	320,771,932.29	11.574%	13.065%

Forbearance
Current	4.061%	4.069%	12,920	17,650	9.088%	12.546%	309,678,870.89	373,453,978.49	12.436%	15.211%

TOTAL REPAYMENT	3.830%	3.827%	142,124	140,636	99.970%	99.967%	$2,489,489,599.32	$2,454,251,362.81	99.976%	99.963%
Claims in Process (1)	4.780%	4.659%	42	46	0.030%	0.033%	$602,092.61	$897,856.93	0.024%	0.037%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.831%	3.827%	142,166	140,682	100.000%	100.000%	$2,490,091,691.93	$2,455,149,219.74	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2005-4 Interest Accruals

A	Borrower Interest Accrued During Collection Period	$22,363,896.16
B	Interest Subsidy Payments Accrued During Collection Period	1,155,642.00
C	SAP Payments Accrued During Collection Period	16,021,878.84
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)	776,443.16
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00
F	Consolidation Loan Rebate Fees	(6,493,374.21)

G	Net Expected Interest Collections	$33,824,485.95

VI. 2005-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.009353333	7/25/05 - 10/25/05	3.66000%
B	Class A-2 Interest Rate	0.009532222	7/25/05 - 10/25/05	3.73000%
C	Class A-3 Interest Rate	0.009634444	7/25/05 - 10/25/05	3.77000%
D	Class A-4 Interest Rate	0.009762222	7/25/05 - 10/25/05	3.82000%
E	Class B Interest Rate	0.009787778	7/25/05 - 10/25/05	3.83000%

VII. 2005-4 Inputs From Prior Period 6/30/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,490,091,691.93
	ii	Interest To Be Capitalized	2,673,178.61

	iii	Total Pool	$2,492,764,870.54
	iv	Capitalized Interest	38,000,000.00
	v	Add-on Consolidation Loan Account Balance	7,065,610.34
	vi	Specified Reserve Account Balance	6,231,912.18

	vii	Total Adjusted Pool	$2,544,062,393.06

B	Total Note and Certificate Factor		0.993901850
C	Total Note Balance		$2,563,252,991.92

D	Note Balance 07/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.977532846	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$684,272,991.92	$600,000,000.00	$735,000,000.00	$466,611,000.00	$77,369,000.00

	iii	Note Principal Shortfall	$19,190,598.86	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$6,231,912.18
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2005-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-L )		$63,263,082.39	$63,263,082.39

B	Primary Servicing Fees-Current Month		$1,026,457.17	$62,236,625.22

C	Administration Fee		$20,000.00	$62,216,625.22

D	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1	$6,400,233.38	$55,816,391.84
	ii	Class A-2	$5,719,333.33	$50,097,058.51
	iii	Class A-3	$7,081,316.67	$43,015,741.84
	iv	Class A-4	$4,555,160.27	$38,460,581.57

	vii	Total Class A Interest Distribution	$23,756,043.65

E	Class B Noteholders’ Interest Distribution Amount		$757,270.58	$37,703,310.99

F	Class A Noteholders’ Principal Distribution Amounts
	i	Class A-1	$37,703,310.99	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00

	vii	Total Class A Principal Distribution	$37,703,310.99

G	Class B Noteholders’ Principal Distribution Amount		$0.00	$0.00

H	Increase to the Specified Reserve Account Balance		$0.00	$0.00

I	Carryover Servicing Fees		$0.00	$0.00

J	Excess to Certificateholder		$0.00	$0.00

IX. 2005-4 Account Reconciliations

Reserve Account
i	Beginning Balance	$6,231,912.18
ii	Deposits to correct Shortfall	$0.00
iii	Total Reserve Account Balance Available	$6,231,912.18
iv	Required Reserve Account Balance	$6,147,916.16

v	Shortfall Carried to Next Period	$0.00
vi	Excess Reserve - Release to Waterfall	$83,996.02
vii	Ending Reserve Account Balance	$6,147,916.16

Supplemental Loan Purchase Account
i	Beginning Balance	$0.00
ii	Supplemental Loan Purchases	$0.00
iii	Transfers to Collection Account	$0.00

iv	Ending Balance	$0.00

Add-on Consolidation Loan Account
Consolidation Loan Add-on Period end date		09/30/2005
i	Beginning Balance	$7,065,610.34
ii	Add-on Loans Funded	$(2,685,498.12)
iii	Transfers to Collection Account	$(4,380,112.22)

iv	Ending Balance	$0.00

Capitalized Interest Account
Capitalized Interest Account release date		07/25/2006
i	Beginning Balance	$38,000,000.00
ii	Transfers to Collection Account	$0.00

iii	Ending Balance	$38,000,000.00

X. 2005-4 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/25/2011 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	Y

	Class A Percentage	100.00%
	Class B Percentage	0.00%

XI. 2005-4 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due	$6,400,233.38	$5,719,333.33	$7,081,316.67	$4,555,160.27	$757,270.58
	ii	Quarterly Interest Paid	6,400,233.38	5,719,333.33	7,081,316.67	4,555,160.27	757,270.58

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$59,938,612.86	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	37,703,310.99	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$22,235,301.87	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$44,103,544.37	$5,719,333.33	$7,081,316.67	$4,555,160.27	$757,270.58

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/05	$2,563,252,991.92
	ii	Adjusted Pool Balance 9/30/05	2,503,314,379.06

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$59,938,612.86

	iv	Adjusted Pool Balance 7/1/05	$2,544,062,393.06
	v	Adjusted Pool Balance 9/30/05	2,503,314,379.06

	vi	Current Principal Due (iv-v)	$40,748,014.00
	vii	Prior Period Note Principal Shortfall	19,190,598.86

	viii	Principal Distribution Amount (vi + vii)	$59,938,612.86

	ix	Principal Distribution Amount Paid	$37,703,310.99

	x	Principal Shortfall (viii - ix)	$22,235,301.87

C		Total Principal Distribution	$37,703,310.99
D		Total Interest Distribution	24,513,314.23

E		Total Cash Distributions	$62,216,625.22

F	Note Balances			07/25/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GPE0	$684,272,991.92		$646,569,680.93
		A-1 Note Pool Factor		0.977532846	0.053861873	0.923670973

	ii	A-2 Note Balance	78442GPF7	$600,000,000.00		$600,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GPG5	$735,000,000.00		$735,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GPH3	$466,611,000.00		$466,611,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78442GPL4	$77,369,000.00		$77,369,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2005-4 Historical Pool Information

			07/01/05-09/30/05	5/19/05-6/30/05

Beginning Student Loan Portfolio Balance			$2,490,091,691.93	$2,499,953,813.48

	Student Loan Principal Activity
	i	Regular Principal Collections	$41,090,989.84	$17,770,074.02
	ii	Principal Collections from Guarantor	1,832,577.14	478,626.88
	iii	Principal Reimbursements	841,986.86	974,599.90
	iv	Other System Adjustments	0.00	0.00

	v	Total Principal Collections	$43,765,553.84	$19,223,300.80
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$2,222.81	$2,717.36
	ii	Capitalized Interest	(6,139,806.34)	(3,959,350.78)

	iii	Total Non-Cash Principal Activity	$(6,137,583.53)	$(3,956,633.42)

	Student Loan Principal Purchases		$(2,685,498.12)	$(5,404,545.83)

(-)	Total Student Loan Principal Activity		$34,942,472.19	$9,862,121.55

	Student Loan Interest Activity
	i	Regular Interest Collections	$15,615,452.28	$7,775,374.67
	ii	Interest Claims Received from Guarantors	22,858.88	4,332.60
	iii	Collection Fees/Returned Items	6,160.80	422.94
	iv	Late Fee Reimbursements	166,572.47	69,845.36
	v	Interest Reimbursements	4,532.68	3,289.48
	vi	Other System Adjustments	0.00	0.00
	vii	Special Allowance Payments	6,199,259.62	0.00
	viii	Subsidy Payments	511,655.62	0.00

	ix	Total Interest Collections	$22,526,492.35	$7,853,265.05

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(584.83)	$(56.10)
	ii	Capitalized Interest	6,139,806.34	3,959,350.78

	iii	Total Non-Cash Interest Adjustments	$6,139,221.51	$3,959,294.68

	Student Loan Interest Purchases		$0.00	$(7,689,850.16)

	Total Student Loan Interest Activity		$28,665,713.86	$4,122,709.57

(=)	Ending Student Loan Portfolio Balance		$2,455,149,219.74	$2,490,091,691.93
(+)	Interest to be Capitalized		$4,017,243.16	$2,673,178.61

(=)	TOTAL POOL		$2,459,166,462.90	$2,492,764,870.54

(+)	Capitalized Interest		$38,000,000.00	$38,000,000.00

(+)	Add-on Consolidation Loan Account Balance		$0.00	$7,065,610.34

(+)	Reserve Account Balance		$6,147,916.16	$6,231,912.18

(=)	Total Adjusted Pool		$2,503,314,379.06	$2,544,062,393.06

XIII. 2005-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-05	$2,492,764,871	2.69%

Oct-05	$2,459,166,463	3.33%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.